EXHIBIT-99
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CONVERGENCE COMMUNICATIONS, INC.

SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS

                                                                       Additions
                                                           ----------------------------
                                                           Charged
                                                           to Costs     Charged to
                                          Balance at         and           Other                          Balance at
            Description               Beginning of Year    Expenses      Accounts          Deductions     End of Year

Year ended December 31, 2000:

Deducted from assets accounts
Accounts Receivable:
   Allowance                                $ 366,448      $1,387,255                       $528,076      $1,225,627
Inventory:
   Reserve                                    259,579                                         44,925         214,654
Deferred tax assets:
   Valuation allowance                     10,096,368                     $5,512,581                      15,608,949

Year ended December 31,1999:

Deducted from assets accounts
Accounts receivable:
   Allowance                                  328,283         363,005                        324,840         366,448
Inventory:
   Reserve                                    259,579                                                        259,579
Deferred tax assets:
   Valuation allowance                      5,452,292                      4,644,076                      10,096,368

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